TRACK DATA CORPORATION

                                95 ROCKWELL PLACE
                            BROOKLYN, NEW YORK 11217

                              INFORMATION STATEMENT

     This information statement is provided by the Board of Directors of Track Data Corporation, a Delaware corporation, in connection with a proposed stockholder action by written consent to authorize and approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock to 60,000,000 shares of $.01 par value Common Stock.

     Stockholdings representing approximately 77% of the total outstanding votes of all issued and outstanding Common Stock of the Company have consented to the proposal and are sufficient to take the proposed action. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company's principal executive office address is 95 Rockwell Place, Brooklyn, New York, 11217. This Information Statement will be mailed to the Company's stockholders on or about May 5, 1999.

                    PROPOSAL CONCERNING INCREASE IN NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted a proposal declaring advisable an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 60,000,000 shares of Common Stock, with a par value of $.01 per share (the "Proposed Stock Amendment"). The form of the Proposed Stock Amendment is attached hereto as Exhibit A.

     At March 31, 1999, the authorized Common Stock of the Company consisted of 30,000,000 shares of Common Stock, par value $.01 per share. As of March 31, 1999, 14,897,649 shares of Common Stock were outstanding. In addition, as of March 31, 1999 an aggregate of 1,972,979 shares of Common Stock were reserved for issuance upon: (i) exercise of options granted or which may be granted under the Company's Stock Option Plans (1,861,979 shares); and (ii) exercise of various other outstanding warrants and options (111,000 shares). The Board of Directors proposed to increase the number of its authorized shares of Common Stock in order to be able to have adequate Common Stock available to meet its current obligations to issue Common Stock and in order to utilize equity issuances in future financings and acquisitions and for stock dividends or splits.

     If the Proposed Stock Amendment is adopted by the Company's stockholders, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Depending upon the number of shares of the Company's Common Stock issued and the amount of any additional consideration to be paid upon the conversion of any shares of Preferred Stock, if and when issued, into shares of Common Stock (if the Board of Directors affords conversion privileges for Preferred Stock) and the relationship thereof to the book value of the Common Stock, it is possible that issuance of any of the Common Stock, either directly or upon conversion of any Preferred Stock, could have a dilutive effect on stockholders' equity in the Company.


CONSIDERATIONS
--------------

     If the Proposed Stock Amendment is not approved, the Company will have a limited number of authorized shares of Common Stock available for future use by the Company. The Company's management believes that the authorization of the additional shares of Common Stock are in the best interests of the Company and its stockholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company, as well as for stock dividends or splits.

     From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company's management believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders since additional shares of Common Stock will be available for use, if feasible, in acquisitions and in raising additional capital and will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

     Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock and in connection with the issuance and the relative rights and preferences of the Preferred Stock, such as its ability to cause the Common Stock or Preferred Stock to be issued in a private placement or to determine the convertibility of the Preferred Stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages, including the right to grant voting powers to the holders of the Preferred Stock, gives the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.


                                APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, the Company's Board of Directors has obtained written consent for the amendment to the Certificate of Incorporation from Mr. Barry Hertz, Chairman, CEO and principal stockholder of the Company with voting authority for stock representing approximately 77% of the votes of the Company's outstanding Common Stock. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

                                                                      ----------
                                                                       Exhibit A
                                                                      ----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TRACK DATA CORPORATION

     Track Data Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That pursuant to the recommendation of the Board of Directors of Track Data Corporation, the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the written consent of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

RESOLVED, that Article Fourth (a) of the Certificate of Incorporation shall be amended to read in its entirety as follows:

"(a) The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, all par value $.01 per share."

SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Sections 216 and 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN  WITNESS  WHEREOF, said Track Data Corporation has caused this certificate to
be signed by its Vice President, and its Assistant Secretary, this           day
of  May,  1999.

Track  Data  Corporation

By:    /s/                        Attest:   /s/
   ---------------------------           ----------------------------------
   Martin Kaye, Vice President           Cindy Belmore, Assistant Secretary